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
                                    EXHIBIT 11
                          Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 1998 and 1997




Three months ended June 30,                                  1998                      1997
----------------------------------------------- --------------------------- --------------------------
(In thousands, except per share amounts)             Basic        Diluted        Basic       Diluted
                                                ------------- ------------- ------------- ------------
Net income                                           $2,512        $2,512        $2,261       $2,261
Share amounts: (1)
   Average outstanding                              9,959.9       9,959.9       9,869.9      9,869.9
   Common stock equivalents                               -         384.1             -        344.9
----------------------------------------------- ------------- ------------- ------------- ------------
   Weighted average outstanding                     9,959.9      10,344.0       9,869.9     10,214.8
----------------------------------------------- ------------- ------------- ------------- ------------
Earnings per share                                     $.25          $.24         $.23          $.22
----------------------------------------------- ------------- ------------- ------------- ------------




Six months ended June 30,                                    1998                      1997
----------------------------------------------- --------------------------- --------------------------
(In thousands, except per share amounts)             Basic        Diluted        Basic       Diluted
                                                ------------- ------------- ------------- ------------
Net income                                           $4,905        $4,905        $4,412       $4,412
Share amounts: (1)
   Average outstanding                              9,966.9       9,966.9       9,847.1      9,847.1
   Common stock equivalents                               -         397.8             -        370.7
----------------------------------------------- ------------- ------------- ------------- ------------
   Weighted average outstanding                     9,966.9      10,364.7       9,847.1     10,217.8
----------------------------------------------- ------------- ------------- ------------- ------------
Earnings per share                                     $.49          $.47          $.45         $.43
----------------------------------------------- ------------- ------------- ------------- ------------

(1) Share amounts have been adjusted to reflect the three-for-two stock split paid August 3, 1998.

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